UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2004

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry Into a Material Definitive Agreement.

Lakeland Bank (“Lakeland”), a subsidiary of Lakeland Bancorp, Inc. (the “Company”), and Royal Indemnity Company (“Royal”), entered into a Settlement Agreement, dated as of November 22, 2004 (the “Royal Settlement Agreement”), relating to claims each party had asserted against the other in connection with various pools of commercial leases that Lakeland had purchased from Commercial Money Center, Inc. (“CMC”) and the surety bonds issued by Royal to guarantee the income stream of certain of those leases (the “Royal Leases”). Pursuant to the Royal Settlement Agreement, Royal has agreed to pay Lakeland the sum of $1,850,000 (the “Settlement Payment”) and Lakeland will retain payments previously paid to it by Royal in the amount of $531,275 (the “Reservation of Rights Payments”). The Royal Settlement Agreement will have the effect of reducing Lakeland’s non-performing loans and leases by $4.0 million, and no additional loan loss provision will be required.

In addition, Lakeland, Royal and the trustee (the “Trustee”) for the bankruptcy estates of CMC and Commercial Servicing Corporation (“CSC”) entered into a Settlement Agreement, dated as of November 22, 2004 (the “Trustee Settlement Agreement”), pursuant to which Lakeland relinquished to the Trustee its rights under the Royal Leases and to the surety bonds issued by Royal, and the Trustee agreed that Lakeland will retain all payments previously received from CMC on account of the Royal Leases.

The effectiveness of both Settlement Agreements is conditioned on the approval by the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”), before which the CMC and CSC bankruptcy cases are pending. If the Bankruptcy Court does not approve the Royal Settlement Agreement, then the Settlement Payment will be returned to Royal and the parties’ rights to the Reservation of Rights Payments will be in dispute. Although no assurances can be given that the Bankruptcy Court will approve both of the Settlement Agreements, Lakeland knows of no reason why the Bankruptcy Court would not approve them.

As previously disclosed, on October 27, 2003, Lakeland and American Motorists Insurance Company and its affiliated companies (“AMICO”) entered into a settlement agreement pertaining to surety bonds issued by AMICO with respect to certain leases purchased by Lakeland from CMC. As a result of the settlement with Royal, legal proceedings continue with respect to one remaining surety company, RLI Insurance Company. Lakeland and the Trustee had previously resolved the Trustee’s claims against Lakeland concerning the surety bonds issued by AMICO and RLI Insurance Company. As a result of the Trustee Settlement Agreement, all claims by the Trustee against Lakeland in connection with bonds issued by all three surety companies have been resolved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Roger Bosma
Name:	Roger Bosma
Title:	President and Chief Executive Officer

Dated: November 24, 2004